                                                                   EXHIBIT 23(b)





                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Trinity Industries, Inc. for the registration of 188,400 shares of its common stock and to the incorporation by reference therein of our report dated May 9, 1996, with respect to the consolidated financial statements and schedule of Trinity Industries, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1996, filed with the Securities and Exchange Commission.


                                                ERNST & YOUNG LLP





DALLAS, TEXAS
AUGUST 8, 1996